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                                                                    EXHIBIT 23.8

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


              We hereby consent to the use of our opinion letter, dated June 21, 1996, to the Board of Directors of Sanifill, Inc. included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 related to the proposed merger of Quatro Acquisition Corp., a wholly owned subsidiary of USA Waste Services, Inc., with and into Sanifill, Inc. and to the references to such opinion in the letter to Sanifill, Inc. shareholders and under the captions "SUMMARY - The Merger - Opinions of Financial Advisors," "THE MERGER AND RELATED TRANSACTIONS - Background of the Merger," "THE MERGER AND RELATED TRANSACTIONS - Sanifill's Reasons for the Merger" and "THE MERGER AND RELATED TRANSACTIONS - Opinion of Financial Advisor to Sanifill" in the Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED



July 15, 1996                           By:    /S/ MARK G. SHAFIR
                                           -------------------------------------